Exhibit 10.2

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

execution copy

MASTER SERVICES AGREEMENT

This Master Services Agreement (this “Agreement”) is entered into as of July 20, 2017 (the “Effective Date”) by and between ArQule, Inc., a Delaware corporation having a place of business at One Wall Street, Burlington, MA 01803 (“ArQule”) and ARUP Laboratories Inc., a Utah nonprofit organization having its principal place of business at 500 Chipeta Way, Salt Lake City, UT 84108 (“ARUP”). ArQule and ARUP may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, ARUP and its Affiliates are engaged in the business of supplying specialized assay and Companion Diagnostic development and testing services;

WHEREAS, ArQule is pursuing a clinical development program of ARQ 087 in subjects with Intrahepatic Cholangiocarcinoma (“iCCA”);

WHEREAS, pursuant to the terms of a Master Collaboration Agreement (the “MCA”) dated as of July 20, 2017 by and between ArQule and that certain third party manufacturer of the *** set forth in Exhibit 1 hereto (the “Supplier”), ArQule and the Supplier have agreed to commercialize an in vitro diagnostic and/or companion diagnostic for the ArQule Compound (as defined below) in certain European and other countries;

WHEREAS, ArQule desires to engage and contract for the services of ARUP for the development, validation, regulatory approval and commercialization of a Companion Diagnostic assay in the United States (as defined below) that meets FDA requirements for use by ArQule in the above identified clinical development program and ARUP is willing to provide such services, on the terms set forth herein; and

WHEREAS, following validation and regulatory approval of the Companion Diagnostic test, ARUP will commercialize the test in accordance with the terms to be included in a Statement of Work to be executed by the Parties.

NOW, THEREFORE, In consideration of the above recitals and mutual covenants contained herein, the Parties agree as follows:

1.          Definitions. As used in this Agreement:

1.1           “Applicable Laws” means all relevant United States federal, state and local laws, statutes, rules, and regulations including any rules, regulations or requirements of any Regulatory Authority, that are applicable to a Party’s activities hereunder.

1.2           “Affiliate” means, with respect to a Party, a person or business entity that directly or indirectly controls, or is controlled by, or is under common control with, that Party. For purposes of this definition, the term “control,” including the terms “controlled by” or “under common control with,” means (a) owning fifty percent (50%) or more of the voting stock of a company or (b) the possession of, directly or indirectly, the capability to control the direction of the management and policies through the ownership of voting securities or control the board of directors or equivalent governing body of an organization.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

1.3           “ArQule Background Patents” means any Patents Controlled by ArQule that contain one or more claims that cover ArQule Background Know-How.

1.4           “ArQule Background Know-How” means any Know-How that (a) is Controlled by ArQule as of the Effective Date and/or during the Term, (b) Covers the ArQule Compound and/or any ArQule Materials and (c) is necessary or useful for ARUP to perform the Project. For purposes of clarity, ArQule Background Know-How (i) shall not include any ArQule Inventions and (ii) shall include, without limitation, any Know-How that is specifically described as ArQule Background Know-How in any Scope of Work.

1.5           “ArQule Compound” means the proprietary compound of ArQule designated by ArQule as ARQ 087.

1.6           “ArQule Contact” means ArQule’s contact person for a particular Scope of Work as identified in the Scope of Work.

1.7           “ArQule Invention” means any Invention that (a) relates to the composition, synthesis, formulation, mechanism of action and/or use of the ArQule Compound and/or (b) is a process or method of manufacture of the ArQule Compound. For purposes of clarity, ArQule Invention shall not include the Companion Diagnostic.

1.8           “ArQule Materials” means all Materials provided by ArQule to ARUP for use in the Project. For clarity, all ArQule Materials will be described in a Scope of Work.

1.9           “ARUP Background Patents” means any Patents Controlled by ARUP that contain one or more claims that Cover ARUP Background Know-How.

1.10         “ARUP Background Know-How” means any Know-How that is Controlled by ARUP as of the Effective Date and/or during the Term, and used by ARUP in the conduct of the Project. For purposes of clarity, ARUP Background Know-How (a) shall not include any ARUP Inventions~~.~~ and (b) shall include, without limitation, (i) the PDP and (ii) any Know-How that is specifically described as ARUP Background Know-How in any Scope of Work.

1.11         “ARUP Companion Diagnostic” means the Companion Diagnostic incorporating the Supplier *** developed by ARUP to be used in conjunction and/or commercialized with the ArQule Compound in the Territory.

1.12         “ARUP IUO” means the diagnostic test developed by ARUP incorporating the Supplier *** for investigational use only in Clinical Trials with the ArQule Compound.

1.13         “ARUP Invention” means any Invention that (a) does not relate to (i) the composition, synthesis, formulation, mechanism of action, use or manufacture of the ArQule Compound and/or (ii) ArQule Background Know-How, and (b) relates specifically to ARUP Background Know-How including the PDP~~)~~. For purposes of clarity, the Companion Diagnostic will be considered an ARUP Invention and is not considered to be related to the ArQule Compound and/or ArQule Background Know-How.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

1.14         “ARUP Invention Patents” means any Patents that contain one or more claims that cover any ARUP Invention.

1.15         “Companion Diagnostic” means a diagnostic test that is intended to be commercialized for use (a) in identifying patients who may or may not be suitable for treatment with one or more prescription pharmaceutical products, or (b) otherwise in conjunction with the treatment of patients with a prescription pharmaceutical product, including a diagnostic test that meets the definition of “IVD companion diagnostic device” as set forth in FDA’s Guidance for Industry and Food and Drug Administration Staff on In Vitro Companion Diagnostic Devices of August 6, 2014.

1.16         “Confidential Information” any confidential and/or proprietary data, information and/or Know-How of a Party that is provided by such Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, whether communicated in writing, electronically or orally, including any such information relating to any Assay, diagnostic, biomarker, genetic sequence, compound, Materials, research project, clinical and preclinical data, work in process, future development, scientific, engineering, launch, manufacturing, marketing, business plan, financial or personnel matter relating to such Disclosing Party, its present or future products, sales, suppliers, customers, employees, investors and business, whether or not marked or described in writing as “confidential”, “proprietary” or the like. For purposes of clarity, (a) all ArQule Inventions and ArQule Project Results shall be Confidential Information of ArQule, and (b) all ARUP Inventions, the PDP and ARUP Project Results shall be Confidential Information of ARUP. The terms and conditions of this Agreement and any Scope of Work shall be Confidential Information of ArQule and ARUP.

1.17         “Commercially Reasonable Efforts” means, with respect to an objective, the reasonable, diligent, good faith efforts of a Party of the type to accomplish such objective that a company in the industry of a similar size and profile as such Party would normally use to accomplish a similar objective taking into account all applicable scientific, commercial and other relevant factors.

1.18         “Control” or “Controlled by” means, with respect to any item of information, material, Patents or other intellectual property assets, that a Party owns or that a Party otherwise has the right to grant a license, sublicense or other right (including a right of reference) to such assets without violating the terms of any written agreement with any third party.

1.19         “ Covers” or Covered by” means, with respect to a particular item or form of Intellectual Property, that such Intellectual Property cannot be practiced, used, made, or sold without infringing upon or misappropriating certain other Intellectual Property rights.

1.20         “Deliverables” means the items specifically designated or characterized as deliverables in a Scope of Work.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

1.21         “Drug Development Failure” means, with respect to the ArQule Compound, that ArQule has provided ARUP with written notice that it has discontinued development of such ArQule Compound for any indication.

1.22         “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.23         “Intellectual Property” or “IP” means all intellectual property, including Patents, Know-How, discoveries, inventions, developments, trade secrets, techniques, methodologies, modifications, innovations, improvements, writings, documentation, electronic code, data and rights (whether or not protectable under state, federal or foreign patent, trademark, copyright or similar laws) or the like, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable; provided, that, “Intellectual Property” shall not, unless clearly indicated to the contrary, include names, logos, trademarks, trade dress and service marks.

1.24         “Invention” means any Know-How (including, without limitation, any new and useful process, method of manufacture or composition of matter) that is conceived or first reduced to practice by ARUP, any Affiliate of ARUP and/or any Approved Subcontractor in the conduct of the Services.

1.25         “Joint Invention” means any Invention that is not an ArQule Invention nor an ARUP Invention.

1.26         “Know-How” means any information, improvements, practices, formula, trade secrets, techniques, procedures, knowledge, skill, experience and results, including any information regarding marketing, pricing, distribution, cost, sales or manufacturing.

1.27         “Materials” means those materials supplied by either Party for use in connection with the Services.

1.28          “Patent” means any existing or future: (a) national, regional or international patent or patent application in any jurisdiction (including any provisional, divisional, continuation, continuation-in-part, non-provisional, converted provisional, or continued prosecution application, any utility model, petty patent, design patent and/or certificate of invention), (b) any extension, restoration, revalidation, reissue, re-examination and extension (including any supplementary protection certificate and the like) of any of the foregoing patents or patent applications, and (c) any ex-U.S. equivalents corresponding to any of the foregoing.

1.29         “Product Development Program” or “PDP” means ARUP’s proprietary design control program, consisting of standard operating procedures utilized during general assay (including CDx) development, validation and commercialization. For clarity, the PDP (a) is the sole property of ARUP, and (b) is not a component of the Deliverables or the Results.

1.30         “Project” means the full range of services to be provided by ARUP under this Agreement as more fully described in a Scope of Work.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

1.31         “Regulatory Authority” means any United States regulatory authority, including the FDA, with authority over conduct of the Services and/or the use of any Deliverables.

1.32         “Results” means all data and results produced or developed by ARUP in the conduct of the Services, including all Reports.

1.33         “Services” means the services specifically set forth in a Scope of Work.

1.34         “Specifications” means any procedures, process parameters, analytical tests and other attributes and written specifications for the Services and Deliverables included in a Scope of Work.

1.35         “Supplier ***” means ***.

2.          Services

2.1           Scope. The details of the Services to be performed by ARUP under this Agreement shall be specified in writing on terms and in a form acceptable to the Parties (each, a “Scope of Work”), and subject to the terms and conditions set forth in this Agreement~~.~~ . An initial form of Scope of Work is attached hereto as Exhibit A. Each Scope of Work shall include, as appropriate, the scope of the work to be performed, time line, budget, other Deliverables, as well as a payment schedule. Each Scope of Work shall be subject to all of the terms and conditions of this Agreement, in addition to the specific details set forth in any Scope of Work. A Scope of Work may be entered into by ArQule or, as applicable, an ArQule Affiliate. Affiliates of ArQule may become a Party to this Agreement by such Affiliate executing a Scope of Work. Any such Affiliate of ArQule will be bound to the terms and conditions under this Agreement and shall have the rights and obligations applicable to ArQule under this Agreement for the respective Scope of Work. Should any provision in any exhibits or attachments hereto conflict with any of the provisions in this Agreement, this Agreement shall control unless such conflicting provision specifically states otherwise.

2.2           Performance of Services. ARUP shall use Commercially Reasonable Efforts, and be diligent, in the performance of Services and in meeting its obligations hereunder. The Services shall be performed by ARUP in a professional, workmanlike manner, consistent with industry standards, and in accordance with Applicable Laws. ARUP shall furnish all tools, equipment, supplies or other overhead items necessary to perform the Services required under this Agreement, unless, and only to the extent that, the applicable Scope of Work specifies otherwise, or to the extent that any Scope of Work contemplates the transfer of certain Materials or ArQule Intellectual Property as a necessary component of ARUP performing the Services. ARUP makes no representations regarding the outcome of the Project, and specifically disclaims any particular result with respect to FDA approval of the diagnostic method developed by ARUP, as a “Companion Diagnostic,” under the FDA regulations, or that such method will be eligible for classification as a “Humanitarian Use Device,” eligible for a “Humanitarian Device Exemption,” or that any other outcome of the Project will be achieved with respect to the FDA or any other Regulatory Authority.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

2.3           Change Orders. Any material change in the details of a Scope of Work or the assumptions upon which any Scope of Work is based may require changes in the scope, budget and/or timelines of Services, and shall require a written amendment to any Scope of Work (a “Change Order”). If at any time during the Term, either Party reasonably determines that a Change Order is necessary, such Party shall prepare a Change Order describing in reasonable detail the nature of such additional Services, and submit such Change Order to the other Party for its review and written approval. Each such Change Order shall detail the requested changes to the applicable task, responsibility, duty, budget, timeline or other matter. The Change Order shall become effective upon the execution of the Change Order by both Parties. Both Parties agree to act in good faith and promptly when considering a Change Order requested by the other Party. Change Orders shall be attached to this Agreement and incorporated herein. A Change Order may, but need not, include an increase in fees payable under any Scope of Work.

2.4           Project Management.

2.4.1           Project Manager. ARUP shall appoint one of its employees as the “Project Manager” for each Scope of Work. The Project Manager shall be responsible for all aspects of the Services under such Scope of Work through completion of such Services. Such Project Manager shall regularly report progress on such Scope of Work to the ArQule Contact for such Scope of Work, and coordinate with such ArQule Contact for the performance of the Services. Unless otherwise agreed, all communications between ArQule and ARUP regarding the conduct of the Services pursuant to a Scope of Work shall be addressed between such Project Manager and ArQule Contact. The Project Manager shall respond to any communication from ArQule with reasonable promptness after his/her receipt of such communication.

2.4.2           Joint Steering Committee. The Parties hereby establish a Joint Steering Committee (the “JSC”), which will be comprised of an equal number (not less than three (3)) of representatives of each of the Parties. The JSC will meet on dates mutually agreed to by the Parties not less than once per Calendar Quarter, in person or by teleconference which, if in person, shall alternate between the offices of the Parties. ArQule will be responsible for the costs and expenses incurred by (i) its representative in participating on the JSC and (ii) ARUP’s representative in participating on the JSC, as set forth in in the Scope of Work. The JSC shall be responsible for (a) overseeing the conduct and progress of the Project; (b) ensuring the exchange of Reports and Results by the Parties; and (c) attempting to resolve any dispute that may arise between the Parties with respect to this Agreement. Except as otherwise agreed to by the Parties, the JSC shall have no authority to make any decisions binding on either of the Parties with respect to either Party’s performance under this Agreement.

2.5           Timelines. The Parties shall use commercially reasonable efforts to comply with any timelines, milestones, schedules or target dates for completing the Services or any portion thereof as set forth in such Scope of Work. If at any time a Party anticipates a delay in meeting such timelines for a given Scope of Work, said Party shall promptly notify the other Party in writing of such anticipated delay and the estimated duration of such delay.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

2.6           Materials. To the extent specified in a particular Scope of Work, ArQule shall promptly provide ARUP with sufficient amounts of the ArQule Materials for ARUP to perform the Services; provided, that, ARUP hereby acknowledges that the Supplier *** related to the Companion Diagnostic developed by ARUP under this Agreement will be provided by the Supplier pursuant to a separate supply agreement to be executed by and among ARUP, the Supplier and ArQule (the “*** Supply Agreement”). ArQule acknowledges and agrees that ARUP’s obligations under this Agreement are contingent upon the execution by ARUP of the *** Supply Agreement and compliance by the Supplier of its obligations to provide such Materials to ARUP in accordance with the terms of the *** Supply Agreement. Except as otherwise set forth in a Scope of Work, ARUP shall use the ArQule Materials provided by ArQule solely to perform the Services under such Scope of Work and for no other purpose, and in compliance with ArQule’s instructions and Applicable Laws. ARUP shall not sell, transfer, disclose or otherwise provide access to the ArQule Materials provided by ArQule to any person or entity without the prior written consent of ArQule. Upon written request following completion or termination of the applicable Services, ARUP shall return or destroy the ArQule Materials provided by ArQule and, if destroyed, certify such destruction in writing, upon completion or termination of the applicable Services.

2.7           Records. ARUP will maintain records of all Results obtained or generated by ARUP in the course of providing Services, including all computerized records and files, in accordance with Applicable Laws and industry standards in a secure area. Upon the written request of ArQule, copies of all such records will be delivered to ArQule or to its designee in such form as is then currently in the possession of ARUP. In the event any requested records contain Confidential Information of ARUP, ARUP Background Know-How, or ARUP Background Patents (collectively, “ARUP Proprietary Information”), ARUP may redact such ARUP Proprietary Information from the copies provided to ArQule; provided, that, ARUP shall not redact such ARUP Proprietary Information to the extent that such information is required by ArQule for regulatory, patent application and/or patent prosecution purposes. ARUP shall retain originals of all such records for a period of *** years, or as otherwise required by Applicable Laws, whichever is longer. In no event will ARUP dispose of any such records without first giving ArQule*** days’ prior written notice of its intent to do so; provided, that, ARUP may, retain copies of any records as are reasonably necessary for regulatory or insurance purposes, subject to ARUP’s obligations of confidentiality under this Agreement. ArQule will reimburse ARUP for the reasonable costs and expenses incurred by ARUP for the copying and shipping of such records to ArQule. In the event ARUP generates or receives records related to the conduct of a clinical study during the term of this Agreement or any Scope of Work, ARUP will retain all such records for the longer of *** years following the completion of the clinical study, or *** years following the last approval of a marketing application in an ICH region, unless a longer retention period is required by applicable law. If ARUP is or becomes unable to comply with this retention period, ARUP will notify ArQule in writing and shall make such records accessible for ArQule’s review and collection

2.8           Reports. ARUP shall keep ArQule regularly informed of the progress of the Project. Without limiting the generality of the foregoing and unless otherwise provided in a Scope of Work, ARUP shall promptly, not less than *** during the Term (and more frequently if required to keep ArQule sufficiently informed), provide ArQule with (a) reports in reasonable detail regarding the status of ARUP’s conduct of the Services, (b) all not previously reported Results, Inventions and original works of authorship generated, conceived, developed and/or reduced to practice in the performance of the Services and (c) such supporting data and information as may be reasonably requested from time to time by ArQule regarding the Project (each such report, a “Report”).

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

2.9           Facility Visit. ArQule’s representatives may, upon reasonable prior written notice, visit the ARUP facility with reasonable frequency during normal business hours, and subject to ARUP’s policies and practices related to visitors to ARUP facilities to discuss the progress of the Services and ARUP’s compliance with the terms of this Agreement. Any information disclosed to ArQule representatives in writing, orally or by inspection of tangible objects in connection with any such visit shall be considered Confidential Information of ARUP and protected as such by ArQule pursuant to the terms of this Agreement. Notwithstanding the foregoing, except as otherwise agreed by the Parties in any Scope of Work, absent the prior written approval of ARUP, the number of such visits shall be limited to no more than *** per calendar year; shall not span more than *** consecutive business days~~;~~ and the number of ArQule representatives onsite during such visits shall exceed no more than *** at any given time.

3.          Independent Contractor Relationship; Certain Liabilities; Taxes; Subcontracting.

3.1           Independent Contractor. ARUP represents and warrants that it is an independent contractor and not the agent, employee, or franchisee of any other entity. This Agreement does not constitute a hiring by either Party and nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between ArQule and ARUP, or any person providing the Services on behalf of ARUP. It is the Parties’ intention that ARUP have an independent contractor status and that ARUP and its employees, independent contractors, advisors or Affiliates (hereafter, collectively, “ARUP’s Workers”) shall not be considered ArQule employees for any purposes, including, but not limited to, the application of the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Tax Act, the provisions of the Internal Revenue Code, any applicable State Revenue and Taxation Code pertaining to income tax withholding at the source of income, and the Workers’ Compensation Insurance Code. This Agreement does not create or evidence any joint venture or partnership of the Parties. ArQule shall not be liable for any obligations incurred by ARUP unless specifically authorized in writing. Neither Party shall have any authority to incur, create or assume any liability or any other obligation, express or implied, in the name of, or on behalf of, the other Party.

3.2           Waiver of Benefits. ARUP, on behalf of ARUP and ARUP’s Workers, hereby waives and foregoes any right to receive benefits given by ArQule to its regular employees, including, but not limited to health insurance, paid vacation, sick leave, profit sharing or 401(k) plan benefits, stock distributions or any other ArQule employee benefit. ARUP is solely responsible for the provision of benefits to ARUP’s Workers. This Section 3.1 is effective independently of the employment status of ARUP or ARUP’s Workers as adjudged for taxation purposes or for any other purpose.

3.3           Taxes/Withholding. ARUP acknowledges that no income, social security or other taxes shall be withheld or accrued by ArQule for the benefit of ARUP or ARUP’s Workers. ARUP will be solely responsible for all employment insurance and taxes, licensing requirements, government approvals and filings, or any other registration, authorization or permit required in connection with the performance of its obligations hereunder. ARUP is solely responsible for determining and fulfilling ARUP’s Federal and State tax obligations including the filing of tax returns and payment of taxes in accordance with the applicable provisions of Federal and State law. ARUP is solely responsible for determining and fulfilling any income tax, social security, workers compensation, and any other employment-related obligation related to ARUP’s engagement of ARUP’s Workers.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

3.4           Persons Hired by ARUP. ARUP shall be solely responsible for hiring, supervising, directing and managing all persons, except for Approved Subcontractors (as defined in Section 3.4, below), needed to provide the Services and perform the tasks and duties necessary to complete the Deliverables described in the operative Scope of Work.

3.5           Subcontracting. ARUP may not subcontract with another business or individual to perform a portion or portions of the Services without the prior written approval of ArQule, which approval shall not be unreasonably withheld (each, an “Approved Subcontractor”); provided, that, ARUP may subcontract and perform the Services or any part of the Services through the efforts of one or more of ARUP’s medical directors, who are employees of the University of Utah. The approval by ArQule of any Approved Subcontractor shall not release ARUP from any responsibility or liability in connection with said Approved Subcontractor and shall not create a contractual or employment relationship between ArQule and the Approved Subcontractor. ARUP shall be responsible for the oversight and supervision of the work and designated activities of each Approved Subcontractor, including assuring compliance with applicable terms of this Agreement. ARUP shall ensure that all Approved Subcontractors comply with ARUP’s obligations under this Agreement including, but not limited to, ARUP’s obligations concerning confidentiality and ownership of intellectual property. ArQule shall have no obligation or liability to the Approved Subcontractor under this Agreement and the Approved Subcontractor shall have no rights or remedies against ArQule under this Agreement or otherwise. ArQule may, at its discretion and upon request by ARUP, directly pay an Approved Subcontractor for any Services performed pursuant to this Agreement and offset the amount of such payment against any amount owed to ARUP.

3.6           Licenses and Access to Third Party Technology. In the event ARUP concludes, in ARUP’s reasonable discretion, that it is necessary to obtain and maintain a license(s) or other rights for ARUP to access or use any third-party Intellectual Property for the development, manufacture, use or commercialization of the Companion Diagnostic (“ARUP Third Party Intellectual Property”), ARUP will have the right, in its discretion, to negotiate a license to such ARUP Third Party Intellectual Property; provided, that, (a) to the extent that any such license agreement requires (or would be reasonably expected to require) ARUP to pay consideration greater than $*** in any one calendar year and (b) ARUP wishes to have ArQule reimburse ARUP for such consideration, ARUP shall (i) regularly inform ArQule with respect to the negotiation status of such license agreement, (ii) reasonably consult with ArQule regarding the terms of such license agreement, (iii) reasonably consider any comments from ArQule on the terms of such license agreement; (iv) obtain ArQule’s written approval of such terms before executing such license agreement; and (v) subject to the foregoing, ArQule shall reimburse ARUP for the consideration paid by ARUP under any such license agreement. ARUP shall not be held responsible to the extent that ARUP is unable to obtain rights to any such ARUP Third Party Intellectual Property from the controlling third parties under economically reasonable conditions.

4.          Compensation

4.1           Fees. Subject to the terms and conditions of this Agreement, ArQule shall pay ARUP the fees specified in each Scope of Work (“Fees”), along with Expenses, as set forth below, as ARUP’s sole and complete compensation for all Services, Deliverables, and Intellectual Property rights provided by ARUP under this Agreement. Unless otherwise set forth in a Scope of Work, ARUP shall invoice ArQule within *** days of the end of each month for Services provided in such month. All invoices will be addressed and sent to: Accounts Payable, ArQule, Inc., One Wall Street, Burlington, MA 01803 or via such other method as may reasonably be requested by ArQule, including electronic invoicing and payment systems. Each invoice will include a written description of the invoiced Services with such specific detail as may be reasonably requested by ArQule. The invoice submitted by ARUP pursuant to this Section 4 shall also include a detail of all reimbursable Expenses incurred during the period covered by such invoice as described in Section 4.2.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

4.2           Expenses. Solely to the extent described in the applicable Scope of Work, ArQule shall reimburse ARUP for any reasonable expenses for travel undertaken at ArQule’s request, and other out-of-pocket expenses previously approved by ArQule, that are incurred by ARUP or any of its employees in performing the Services (the “Expenses”), on the condition that ARUP provides ArQule with invoices for such Expenses and adequate supporting documentation for such invoices.

4.3           Payments. Unless otherwise expressly provided in the applicable Scope of Work, payment to ARUP of all undisputed invoiced Fees and Expenses shall be due within *** days following ArQule’s receipt of the invoice for such Fees and Expenses submitted by ARUP pursuant to Section 4.1 or 4.2 above. Payments shall be addressed to:

ARUP Laboratories Inc.

Attn: Yurika Oktavianna

500 Chipeta Way, Mail code #133

Salt Lake City, UT 84108

Tel: (801) 583-2787 ext. 2194

Email: yurika.oktavianna@aruplab.com

ARUP Tax Identification Number: 87-0403206

4.4           Disputed Amounts. For disputed invoices or the disputed portion of an invoice, ArQule shall use reasonable efforts to provide to ARUP, in writing, within *** business days, justification for the withheld payment. In the event the Parties mutually determine that a disputed amount was properly invoiced by ARUP, ArQule will promptly pay the disputed amount without additional invoicing by ARUP. ArQule and ARUP shall negotiate in a timely, good faith manner to resolve billing queries.

5.          Audits

5.1           Financial Audit and Record Keeping. ARUP shall keep full and accurate records and accounts of all its Service Fees and Expenses incurred in connection with this Agreement. All records demonstrating ARUP’s performance under this Agreement, including but not limited to ARUP’s and any authorized Approved Subcontractors’ invoices, shall be available for inspection and audit by ArQule or any independent auditors designated by ArQule at all reasonable times and upon reasonable notice during the Term of the Agreement and for *** years thereafter (“Financial Records and Accounts”) solely for the purpose of confirming ARUP’s performance under this Agreement. Upon request by ArQule and subject to ARUP’s policies and practices related to visitors to ARUP facilities, ARUP shall allow ArQule or ArQule’s authorized representatives, at ArQule’s sole expense, to visit ARUP's facilities during normal business hours to review the Financial Records and Accounts and/or to make copies of relevant records.. If ArQule discovers that ARUP has been overcharging ArQule as a result of such audit, ARUP will refund the amount of any overcharging that is not disputed in good faith by ARUP within *** days after ArQule’s demand therefor. All Financial Records and Accounts shall be deemed Confidential Information of ARUP.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

5.2           Regulatory Inspections. ARUP shall promptly notify ArQule upon becoming aware of any regulatory inspections by a duly authorized representative (“Inspector”) of any Regulatory Authority, including, without limitation, the FDA, of which it becomes aware and which directly relate to the Services or Deliverables to be provided under a Scope of Work. ARUP shall provide ArQule with the following data as soon as practicable: (a) the inspecting entity and the purpose of the inspection, (b) the name and credential number of the Inspector, and (c) a copy of the form(s) issued by the Inspector, if any. In the event that ArQule believes that such inspection is not required by Applicable Laws or an accrediting or licensing entity providing approval, licensure, or accreditation to ARUP and and/or that the conduct of such inspection would, if permitted by ARUP, constitute a breach of ARUP’s confidentiality obligations under this Agreement, ArQule shall notify ARUP of ArQule’s determination sufficiently in advance of such inspection that ARUP can notify the inspecting authority of ArQule’s objection. ArQule will reasonably cooperate with ARUP in enabling ARUP to communicate ArQule’s objection to such inspection. ARUP shall have the primary responsibility for preparing any responses relating to the Materials and/or Services that may be required by the inspecting entity, but ArQule will provide reasonable assistance, at ArQule’s expense, in aiding ARUP with respect to such responses. ARUP will consult with ArQule regarding any response to an inspecting entity relating to the Materials and/or Services. ARUP shall keep ArQule informed on such inspection and shall provide ArQule with copies of all correspondence, received or generated pursuant to any such inspection. Materials, forms and records associated with such inspection will be made available to ArQule at ARUP’s premises or via webinar. Unless prohibited by Applicable Laws, ArQule shall have the right to be present at any such inspections, and where not prohibited by Applicable Laws, shall be present at such inspections. ARUP shall take any reasonable and necessary actions requested by ArQule to cure deficiencies as noted during any such inspection.

6.          Intellectual Property

6.1           In General.

6.1.1           Scope of Work. The Parties hereby acknowledge and agree that (a) the rights and obligations of the Parties under this Agreement with respect to intellectual property, including the ownership and use of any and all Inventions, are set forth this Article 6; (b) while the Parties may from time to time supplement such rights and obligations in this Article 6 through a Scope of Work, such supplemental provisions shall apply only to the extent such provisions are not in conflict, or inconsistent with this Article 6; and (c) in the event of any inconsistency between this Article 6 and the intellectual property provisions in a Scope of Work, this Article 6 shall control.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

6.1.2           ArQule. ArQule shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all ***. In connection therewith, ARUP hereby assigns, and shall require its employees to assign, to ArQule, all right, title and interest in and to all ***.

6.1.3           ARUP. ARUP shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all ***. In connection therewith, ArQule hereby assigns, and shall require its employees to assign, to ARUP, all right, title and interest in and to all ***, subject to the license to ARUP Inventions granted to ArQule pursuant to Section 6.3.

6.1.4           Joint Inventions. The Parties shall jointly own all Joint Inventions. Notwithstanding anything to the contrary contained herein or under Applicable Laws, the Parties hereby agree that either Party may use, license or sublicense to Affiliates or Third Parties all or any portion of its interest in the Joint Inventions for any purposes without the prior written consent of the other Party, without restriction and without the obligation to provide compensation to any other Party.

6.2           Patent Prosecution. ArQule shall be responsible, acting through patent counsel of its choice, for the filing, prosecution and maintenance of any Patent applications and Patents claiming or covering any ***, and ARUP shall be responsible, acting through patent counsel of its choice, for the filing, prosecution and maintenance of any Patent applications and Patents claiming or covering any ***; provided, that, nothing in this Agreement shall be construed as requiring either Party to file, prosecute, or a maintain a patent for an Invention Controlled by that Party. Each Party shall reasonably cooperate with the other Party in connection with the same, including, upon the request of the prosecuting Party, promptly executing any and all Patent applications, formal documents, assignments, or other instruments which the prosecuting Party deems necessary or reasonably useful for the filing, prosecution and/or maintenance of any Patent applications or Patents claiming or covering any such Inventions

6.3           Cooperation. During the Term of this Agreement, ARUP shall provide reasonable cooperation to ArQule and its attorneys and agents in the preparation and filing of all papers and other documents as may be required to obtain, perfect, sustain and enforce ArQule’s rights in and to any ***, including but not limited to, joining in any proceeding to obtain letters, patents, copyrights, trademarks or other legal rights with respect to any such *** in the United States and in any and all other countries; provided, that, ArQule shall bear the expense of such proceedings. Any patent or other legal right with respect to any *** issued to ARUP personally shall be assigned by ARUP to ArQule without charge by ARUP. In the event ArQule is unable for any reason, after reasonable effort, to secure ARUP’s signature on any document needed in connection with the actions specified in this Section 6.3, ARUP hereby irrevocably designates and appoints ArQule and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and on its behalf, for the express and sole purpose to execute, verify and file any such documents to further the purposes of this Section 6.3 with the same legal force and effect as if executed by ARUP.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

6.4           Joint Invention Patents. Promptly after the determination that any Invention is a Joint Invention, the Parties will determine which Party (the “Prosecuting Party”) will undertake the filing, prosecution and maintenance of Patents covering such Joint Invention (“Joint Invention Patent”) with respect thereto, based on the respective expertise of the Parties. If the Parties fail to agree, the filing, prosecution and maintenance of such Joint Invention Patent shall be jointly controlled by the Parties, using patent counsel agreed upon by the Parties. All patent costs incurred in connection with the preparation, filing, prosecution and maintenance of a Joint Invention Patent shall be shared equally by the Parties. If one Party (the “Assigning Party”) is not interested, or not willing to equally share the related patent costs, with respect to any such Joint Invention Patent in a given country, then: (a) the other Party shall become the Prosecuting Party upon giving notice to the Assigning Party of its intention to continue to seek rights for such Joint Invention Patent, (b) upon receiving written notice from the Prosecuting Party, the Assigning Party shall assign all of its rights in the Joint Invention Patent to the Prosecuting Party, and (c) the Prosecuting Party shall at its own cost and expense, file for, prosecute and maintain such Joint Invention Patent in such country in the Prosecuting Party’s own name. For all Joint Invention Patents for which the Parties are sharing costs, the Prosecuting Party shall keep the other Party reasonably informed of prosecution activities with respect to the Patent application for a Joint Invention Patent. The Prosecuting Party shall provide the other Party with a copy of material communications from any Patent authority regarding such Joint Invention Patents, and shall provide drafts of any material filings or responses to be made to such Patent authorities a reasonable amount of time in advance of submitting such filings or responses so that the other Party may have an opportunity to review and comment.

6.5           Project Results. Ownership of Project Results shall be determined as follows: (a) ArQule shall own all Project Results that relate to *** (“Patient-Related Project Results”) (the “ArQule Project Results”) and (b) ARUP shall own all Project Results, other than Patient-Related Project Results, that relate to *** (“ARUP Project Results”), ~~the PDP~~ and (c) all other Project Results, including the Project Results, other than Patient-Related Project Results, that would consist of, constitute or relate to information that falls within both subsections (a) and (b) above shall be jointly owned by the Parties (“Joint Project Results”), and each Party shall have the right to use such Joint Project Results for any and all purposes.

6.6           License Grant to ARUP. ArQule hereby grants to ARUP a fully paid, non-exclusive license under any and all ArQule Background Know-How and ArQule Background Patents to the extent necessary for ARUP to conduct the Services during the Term.

6.7           License Grant to ArQule. If any ARUP Invention is employed by, is embodied within, or otherwise materially useful or necessary to use or to practice, any ***, ARUP shall be deemed to have granted, and hereby grants, to ArQule a non-exclusive, worldwide, royalty-free, fully-paid, sublicensable, perpetual license under such ARUP Invention solely to the extent necessary to use such *** and/or practice such ***.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

7.          Confidentiality

7.1           Confidential Information Except to the extent expressly authorized by this Agreement or by the disclosing Party in writing, during the Term and for *** years thereafter, a Receiving Party shall maintain the Confidential Information of the Disclosing Party in strict trust and confidence and shall disclose such Confidential Information only to its Representatives and use such Confidential Information only for the purposes provided for in this Agreement. The term “Representatives” shall mean a Party’s directors, officers, employees, agents, subcontractors, representatives, or other individuals or entities controlled by that Party. Without limiting the foregoing, (a) ARUP may use the Confidential Information received from ArQule only to the extent required to perform the Services and (b) either Party may use the Confidential Information received from the other Party to perform its obligations or to exercise its rights under this Agreement, or for the purpose of determining the receiving Party’s rights and obligations with respect to such information or this Agreement, and for no other purposes. Neither Party shall use the Confidential Information for any purpose or in any manner that would constitute a violation of Applicable Laws. This Agreement hereby expressly supersedes any previous agreements between the parties with respect to use or disclosure obligations that might otherwise apply to any information that may be exchanged pursuant to this Agreement.

7.2           Additional Agreements. Each Receiving Party shall ensure that each of its Representatives who will have access to any Confidential Information of the Disclosing Party or perform any Services is under confidentiality and non-use obligations with respect to the Disclosing Party’s information no less stringent than those set forth herein.

7.3           Exceptions. The obligations of confidentiality and nonuse set forth in Section 7.1 shall not apply to any specific portion of information that the Receiving Party can demonstrate by competent written proof: (a) is in the public domain or comes into the public domain through no fault of the Receiving Party; (b) is furnished to the Receiving Party by a third party that the Receiving Party does not know is subject to a duty of confidentiality with respect thereto; (c) is already known by the Receiving Party at the time of receiving such Confidential Information; or (d) is independently developed by the Receiving Party without access to or use of the Confidential Information of the Disclosing Party.

7.4           Authorized Disclosure. Notwithstanding the foregoing in this Section 7, a Receiving Party may disclose Confidential Information of the Disclosing Party to the extent such disclosure is required by Applicable Laws, or pursuant to a valid order of a court or other governmental body having jurisdiction, provided that the Party required to make such disclosure provides the other Party with reasonable prior written notice of such disclosure and reasonable assistance in obtaining a protective order or confidential treatment preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the Applicable Laws require, or for which the order was issued.

7.5           Publication; Use of Names.

7.5.1           Publication of Results- in General. Under no circumstances may either Party use the name of the other Party or any of its personnel in any publication or any form of advertising without such other Party’s prior written consent, except as necessary to comply with applicable law or regulations. For the avoidance of doubt, neither Party shall disclose, present, disseminate or produce any publication that contains information regarding the Services, Deliverables or any Confidential Information of the other Party without such other Party’s prior written consent except as provided in this Section 7.5. ArQule will have the sole right to make, be responsible for, and control the timing and scope of, any publication, presentation or use, including for non-confidential discussions with a Third Party (each, a “Publication”) of ArQule Project Results and ARUP will have the sole right to make, be responsible for and control the timing and scope of any Publication of ARUP Project Results. ArQule and its Affiliates shall not publish, present or use ARUP Project Results or any portion thereof for any Publication without ARUP’s prior written consent, and ARUP and its Affiliates shall not publish, present or use ArQule Project Results or any portion thereof for any Publication without ArQule’s prior written consent.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

7.5.2           Publication of Joint Project Results. Any Publication of any Joint Project Results must be agreed and approved by both Parties. All Publications that include Joint Project Results shall be subject to the provisions of this Agreement relating to confidentiality and non-disclosure. At least *** days prior to submission of a Publication that includes Joint Project Results, the publishing Party shall submit to the other Party for review any proposed Publication. The other Party may review the proposed Publication and shall provide comments (if any) to the publishing Party no later than *** days prior to the proposed submission date for the Publication. Upon notice to the publishing Party that the other Party reasonably believes that one or more Patent applications should be filed to claim Inventions owned by the other Party (or Joint Inventions) prior to any Publication, the publishing Party shall delay the submission or disclosure of the Publication until such Patent application(s) have been filed; provided, that, the other Party expeditiously files any such Patent application(s); and, provided, further, that, any such delay of disclosure or submission of a Publication will not exceed *** days from the date of receipt of such notice by the publishing Party. If the other Party believes that any Publication contains Confidential Information belonging to the other Party, the other Party will notify the publishing Party, which will remove all references to such Confidential Information prior to publication, presentation or use. Notwithstanding the foregoing, to the extent ArQule reasonably determines that the Publication of data or results that constitutes Joint Project Results is necessary to accurately present the results of any clinical trial, it shall have the right to make such Publication upon written notice to ARUP but without ARUP’s prior written consent.

7.6           Return of Confidential Information. Upon termination or expiration of the Agreement, or upon written request of the disclosing Party, the Receiving Party shall promptly return or destroy all documents, notes and other tangible materials representing the Disclosing Party’s Confidential Information and all copies thereof; provided, however, that the Receiving Party may retain a single archival copy of the Confidential Information for the sole purpose of facilitating compliance with the surviving provisions of this Agreement. The foregoing obligation to return or destroy Confidential Information shall not apply to Confidential Information, such as that stored in routine electronic backups, the destruction or return of which is economically or technologically infeasible.

7.7           Injunctive Relief. The Parties expressly acknowledge and agree that any breach or threatened breach of this Section 7 by one Party may cause immediate and irreparable harm to the other Party that may not be adequately compensated by damages. Each Party therefore agrees that in the event of such breach or threatened breach by a Party, and in addition to any remedies available at law, the non-breaching Party shall have the right to seek equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

8.          Representations and Warranties

8.1           Due Authorization. Each Party represents and warrants that (a) it has the full power and authority to enter into this Agreement, (b) this Agreement has been duly authorized, and (c) this Agreement is binding upon it.

8.2           No Inconsistent Obligations or Constraints upon ARUP. ARUP represents and warrants that (a) it is qualified and permitted to enter into this Agreement; (b) the terms of the Agreement are not inconsistent with its other contractual arrangements; (c) it has the right to grant all licenses granted to ArQule in this Agreement; and (d) it shall perform the Services in accordance with the highest standards of care and diligence practiced by recognized firms in providing services of a similar nature.

8.3           No Debarred Person. Neither ARUP nor any of ARUP’s Workers is debarred pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. §335a, as amended, or any similar state law or regulation (collectively “Debarred”), excluded by the Office of Inspector General pursuant to 42 U.S.C. § 1320a-7, et seq. or any state agency from participation in any federal or state health care program (collectively “Excluded”) or otherwise disqualified or restricted by the FDA pursuant to 21 C.F.R. 312.70 or any other Regulatory Authority (collectively “Disqualified”). ARUP further represents and certifies that, to the best of ARUP’s actual knowledge as of the date of execution of this Agreement, after due inquiry, ARUP, its employees and ARUP’s Workers are not under investigation or otherwise aware of any circumstances which may result in ARUP being Debarred, Excluded or Disqualified. ARUP further represents and certifies that it shall not employ or otherwise use any business or individual that is Debarred, Excluded or Disqualified to perform any portion or portions of the Services hereunder. ARUP further represents and certifies that in connection with the subject matter of this Agreement: (i) none of its ARUP, Its employees or ARUP Workers is a Foreign Official as defined in the U.S. Foreign Corrupt Practices Act, (ii) it will not make, accept or request any payment, either directly or indirectly, of money or other assets to any third party where such payment would constitute violation of any law, including the U.S. Foreign Corrupt Practices Act and the UK Bribery Act 2010, (iii) regardless of legality, it shall neither make, accept nor request any such payment for the purpose of improperly influencing the decisions or actions of any third party, and (iv) it shall report any suspected or actual violation of this Section 8.3 to ArQule upon becoming aware of the same. During the term of this Agreement, ARUP shall immediately notify Sponsor in writing, pursuant to the Notice provisions provided herein, of any change in the status of any representation or certification set forth in this Section 8.3.

8.4           No Infringement. ARUP’s performance of the Services under this Agreement shall not, to the best of ARUP’s knowledge, infringe the intellectual property rights of a third party. In performing the Services, neither ARUP nor any of ARUP’s Workers shall knowingly make any unauthorized use of any confidential or proprietary information of any other party or knowingly infringe the intellectual property rights of any other party.

8.5           Deliverables. The Services performed and the Deliverables shall conform to the Specifications, requirements, and other terms in the applicable Scope of Work and this Agreement. In the event that the Services performed and/or the Deliverables do not conform to the Specifications, requirements, and other terms in the applicable Scope of Work and this Agreement, without limiting any other rights or remedies ArQule may have, ARUP will cooperate with ArQule to identify the failure of conformity and to correct such failure at no additional charge to ArQule. If the breach has not been fully cured within *** days after ARUP received notice thereof (or such longer period of time as ArQule may, in its discretion, give ARUP to cure the breach, by written notice to ARUP), (a) ARUP will refund all Fees and Expenses previously pre-paid to ARUP for any milestones yet to be achieved under the applicable Scope of Work, and (b) ArQule will have the right, in its discretion, to terminate the applicable Scope of Work and/or this Agreement upon written notice on the expiration of such ***-day period.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

8.6           Warranty Disclaimer. EXCEPT AS EXPLICITLY SET FORTH IN THIS SECTION 8, EACH PARTY HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ASIDE FROM THE ASSURANCES SET FORTH IN SECTION 8.5 REGARDING THE PARTIES’ COOPERATION TO OBTAIN DESIRED FUNCTIONALITY WITH RESPECT TO THE DELIVERABLES, ARUP SPECIFICALLY DISCLAIMS ANY WARRANTY WITH RESPECT TO THE FUNCTIONALITY OR PERFORMANCE OF ANY DELIVERABLES AND FURTHER DISCLAIMS ANY ASSURANCE THAT THE DELIVERABLES WILL MEET ANY STANDARDS NECESSARY FOR APPROVAL BY THE FDA OR ANY OTHER REGULATORY BODY.

9.          Insurance. Throughout the term of this Agreement, ARUP and ArQule shall each secure and maintain, where appropriate, on an occurrence basis, commercial general liability insurance, professional liability insurance, employers liability insurance, and such other insurance coverage, in forms and amounts as may be reasonable and appropriate in the performance of the obligations assumed hereunder but in no event with limits less than $*** per occurrence and $*** annual aggregate. Each Party shall also secure and maintain workers compensation in accordance with all applicable statutory requirements. Upon request, each Party shall provide to the other certificates of proof of the required insurance coverage. Each Party shall indemnify and hold harmless the other Party from any claims which may arise as a result of the Party’s failure to provide any of the insurance coverage required herein. ARUP and ArQule may self-insure all or any of these required coverages.

10.         Indemnification; Limitation of Liability

10.1         By ARUP. ARUP shall indemnify, defend and hold harmless ArQule and its affiliates and their respective directors, officers, employees, and agents (the “ArQule Indemnitees”) from and against any and all costs, expenses, liabilities, damages, losses and harm (including reasonable legal expenses and attorneys’ fees) arising out of or resulting from any third party suits, claims, actions, or demands (collectively, “Claims”) to the extent caused by: (a) breach of this Agreement by ARUP in its performance of obligations hereunder; (b) the negligence of ARUP or its officers, directors, employees, or agents within the course and scope of their employment; (c) ARUP’s material breach of its warranties, or representations under this Agreement; except in each case to the extent that a Claim arises out of or results from the negligent acts or intentional omissions of any ArQule Indemnitee or ArQule’s breach of its obligations, warranties, or representations under this Agreement.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

10.2         By ArQule. ArQule shall indemnify, defend and hold harmless ARUP and its directors, officers, employees, and agents (the “ARUP Indemnitees”) from and against any and all Claims to the extent resulting from or caused by: (a) breach of this Agreement by ArQule in the performance of its obligations hereunder; (b) the negligence of any ArQule Indemnitee within the course or scope of their employment; or (c) ArQule’s material breach of its warranties or representations under this Agreement; (d) the actual or alleged infringement of any Patents of any Third Party as a result of the use by ARUP of ArQule Background Know-How or ArQule Background Patents in the conduct of the Services in accordance with any Scope of Work; or (e) the actual or alleged infringement of any Intellectual Property of any Third Party as a result of the use by ARUP of the Supplier *** to develop and commercialize the Companion Diagnostic assay in the United States as contemplated by this Agreement, except in each case to the extent that a Claim arises out of or results from the negligent acts or intentional omissions of any ARUP Indemnitee or ARUP’s modification of ArQule IP or ARUP’s breach of its obligations, warranties, or representations under this Agreement.

10.3         Indemnification Conditions and Procedures. Each Party’s agreement to indemnify, defend and hold harmless the other Party is conditioned on the indemnified Party: (i) providing written notice to the indemnifying Party of any claim or demand for which is it seeking indemnification hereunder promptly after the indemnified Party has knowledge of such claim; (ii) permitting the indemnifying party to assume full responsibility to investigate, prepare for and defend against any such claim or demand, except that the indemnified Party may cooperate in the defense at its expense using its own counsel; (iii) assisting the indemnifying Party, at the indemnifying Party’s reasonable expense, in the investigation of, preparing for and defense of any such claim or demand. Neither Party may enter into any non-monetary compromise or settlement, consent judgment or other voluntary final disposition of any such claim or demand without the indemnifying Party’s written consent, such consent not to be unreasonably withheld or delayed.

10.4         Defense of Certain Infringement Claims. In the event that any action, suit or proceeding is brought against ARUP alleging the infringement of the Intellectual Property of any Third Party by reason of the use by ARUP of the Supplier *** to develop and commercialize the Companion Diagnostic assay in the United States as contemplated by this Agreement, ARUP shall notify ArQule promptly upon the earlier of (a) receipt of service of process in such action, suit or proceeding or (b) the date on which ARUP becomes aware that such action, suit or proceeding has been instituted. ArQule shall have the sole right to defend such action, suit or proceeding at its sole expense, the Supplier shall have the right to separate counsel at its own expense in any such action, suit or proceeding and the Parties shall cooperate with each other in all reasonable respects in any such action, suit or proceeding. ArQule will have the sole right to settle or otherwise resolve any such action, suit or proceeding without ARUP’s prior written consent, provided that such settlement does not admit fault on the part of ARUP or result in any monetary liability on the part of ARUP. Any settlement costs and/or royalties paid in settlement of any such suit, and the payment of any damages to the Third Party, shall be borne solely by ArQule. In the event ArQule concludes, in its sole discretion, that it is unable to settle or otherwise resolve any such action, including by obtaining a license from the relevant Third Party, ArQule may terminate this Agreement by providing written notice to ARUP.

10.5         Limitation of Liability. EXCEPT FOR DAMAGES AVAILABLE FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 7, AND THE INDEMNIFICATION RIGHTS AND OBLIGATIONS UNDER SECTION 10, (A) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES; AND (B) NEITHER PARTY’S AGGREGATE LIABILITY TO THE OTHER FOR ANY MATTERS OR CLAIMS ARISING OUT OF THIS AGREEMENT OR THE SERVICES, OTHER THAN A CLAIM FOR FAILURE TO PAY AMOUNTS OWED, SHALL EXCEED ***.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

11.         Term and Termination

11.1         Term. Subject to the provision for early termination set forth below in Section 11.2 of this Agreement, this Agreement shall commence as of the Effective Date and shall continue for *** years from the Effective Date (the “Term”), provided that the terms of this Agreement shall continue to apply to any Scope of Work entered into prior to the expiration of the Term that expires after the Term. This Agreement will automatically be renewed for *** year if not terminated in writing by either Party within *** days of the termination date, and may be renewed for successive years if no written request for termination is sent by either Party to the other Party.

11.2         Termination.

11.2.1           Termination for Material Breach. In the event that either Party materially breaches its obligations as required hereunder, the other Party shall have the right to terminate this Agreement upon *** days’ prior written notice to the defaulting Party specifying the default; provided, however, if said defaulting Party cures the default within the said *** day period, this Agreement shall continue in full force and effect as if no default had occurred. For clarity, a breach that is specific to a Scope of Work shall not serve to terminate this Agreement, but shall be addressed as set forth below. Any termination of this Agreement shall automatically terminate any Scopes of Work or related agreements that may be in effect, unless the Parties agree otherwise in writing. Either Party may terminate a Scope of Work upon *** days’ notice if the other party commits a material breach of such Scope of Work and fails to cure such breach within the notice period.

11.2.2           Termination by ArQule. ArQule may terminate this Agreement upon written notice to ARUP pursuant to Section 10.4 or upon *** days’ prior written notice to ARUP in the event of a Drug Development Failure.

11.3         Effects of Termination

11.3.1           Survival. Sections 1, 2.6, 2.7, 3.1, 3.2, 3.3, 3.4, 5.1, 6 (other than Section 6.6), 7, 9, 10 (solely to the extent the Claims can be attributed to action or omission during the Term), 11.3 and 12 shall survive any termination or expiration of this Agreement. Termination or expiration of this Agreement shall not affect either Party’s liability for any breach of this Agreement it may have committed before such expiration or termination.

11.3.2           Return of ArQule Property. Upon the termination of this Agreement for any reason and written request by either Party, ArQule or ARUP, as the case may be shall return or destroy the Materials provided by the other Party under this Agreement, and return to the other Party, or destroy, such other Party’s Confidential Information, as set forth herein, unless the applicable Scope of Work or an applicable materials transfer agreement between the parties expressly provides otherwise.

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

11.3.3           Compensation. Upon the expiration or termination of this Agreement or a Scope of Work, unless the applicable Scope of Work expressly provides otherwise, ArQule will pay ARUP Fees reflecting the amounts owed for Services that are completed in accordance with this Agreement prior to the effective date of such termination and the Results or Deliverables thereof delivered to ArQule. ArQule shall also reimburse ARUP for non-cancellable Expenses incurred by ARUP with respect thereto before the effective date of such termination.

12.         General Provisions

12.1         Governing Law. This Agreement is made under and shall be construed according to the laws of the State of Delaware without regard to any conflict of law principles that would provide for the application of the law of another jurisdiction.

12.2         Severability. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected and shall remain in full force and effect, to the extent consistent with the intent of the parties as evidenced by this Agreement as a whole.

12.3         Force Majeure. If either Party hereto is prevented from carrying out its obligations under this Agreement by events beyond its reasonable control, acts of God or government, natural disasters, including earthquakes or storms, fire, political strife, public health emergencies, terrorism, failure or delay of transportation, then such Party’s performance of its obligations hereunder shall be excused during the period of such events and for a reasonable period of recovery thereafter, and the time for performance of such obligations shall be automatically extended for a period of time equal to the duration of such events; provided, however, that the Party claiming force majeure shall promptly notify the other Party of the existence of such force majeure, shall use commercially reasonable efforts to avoid or remedy such force majeure and shall continue performance hereunder with the utmost dispatch whenever such force majeure is avoided or remedied. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

12.4         Resolution of Disputes.

12.4.1           In General. The Parties shall first attempt to settle any and all disputes arising out of or in connection with or relating to the execution, interpretation, performance, or nonperformance of this Agreement or any other certificate, agreement, or other instrument between, involving, or affecting the parties (including the validity, scope, and enforceability of this agreement) (each, a “Dispute”) through good faith negotiation before resorting to litigation. The Parties shall conduct and complete such good faith negotiation involving substantive participation by senior management for each party within *** days of a Dispute notice, which shall set forth the nature of any dispute between the Parties. All Dispute notices shall be sent in accordance with the notice provision herein. Parties, upon written agreement, can adjust time limits within this Section 12.4.

12.4.2           Disputes Under *** Supply Agreement. Notwithstanding anything to the contrary in this Agreement or in the *** Supply Agreement, any Dispute that arises under the *** Supply Agreement shall be resolved in accordance with § 19 of the *** Supply Agreement, subject to the following:

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

(a)          Each Party shall bear its own costs and expenses, including attorneys’ fees, in connection with any arbitration conducted under §19 of the *** Supply Agreement; provided, that, (i) ArQule shall reimburse ARUP for the reasonable costs and expenses incurred by ARUP in connection with any such arbitration, including ARUP’s reasonable attorneys’ fees and costs (collectively, “ARUP Arbitration Costs”), solely to the extent that (A) the Dispute that is the subject of the arbitration (1) is initiated by the Supplier and (2) does not involve a claim that arises out of, or results from, the alleged breach by ARUP of this Agreement or the alleged negligent acts or intentional omissions of ARUP outside of the course of ARUP’s performance under the *** Supply Agreement and (B) ARUP provides written notice to ArQule of any Dispute for which is it seeking reimbursement promptly after ARUP has knowledge of such Dispute; and (ii) ArQule shall reimburse ARUP for ARUP Arbitration Costs to the extent that the Dispute that is the subject of the arbitration is for any reason not covered by subsection (i), including any Dispute that is being defended by ARUP in good faith; provided, that, ArQule’s obligation to reimburse ARUP for ARUP Arbitration Costs under this Section 12.4.2(a) shall not exceed $*** in the aggregate.

12.5         No Assignment. ARUP may not assign its rights or obligations under this Agreement without the prior written consent of ArQule, which consent may be given or withheld in ArQule’s sole and absolute discretion; provided, that, ARUP may assign its rights or delegate its obligations under this Agreement without such consent to (i) any Affiliate or (ii) its successor in interest in connection with any merger, consolidation, or sale of all or substantially all of the assets of ARUP. ArQule may not transfer or assign this Agreement or any Scope of Work, or any of its rights and obligations under this Agreement or any Scope of Work, in whole or in part, without the consent of ARUP, provided that such consent shall not be unreasonably delayed, conditioned, or denied. Notwithstanding the foregoing, ArQule may transfer or assign this Agreement or any Scope of Work, or any of its rights and obligations under this Agreement or any Scope of Work, in whole in in part, (a) without the consent of ARUP to any: (i) Affiliate; (ii) wholly owned subsidiary or successor in interest; (iii) any third party with which it merges, or consolidates, or to which it transfers all or substantially all of its assets to which this Agreement relates and (b) with the prior written consent of ARUP, which will not be unreasonably withheld to any third party licensee of ARQ 087. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the respective permitted successors and assigns of each of the Parties hereto (if any). No person who is not a Party shall have any rights hereunder as a third-party beneficiary or otherwise.

12.6         Notices. Each Party will deliver all notices or reports permitted or required under this Agreement in writing and will be sent by personal delivery or reputable expedited delivery service with signature required. All such notices or reports will be deemed given upon receipt or refusal of delivery. Such notices shall be addressed to the Party concerned at the addresses set forth below or at such other addresses as may be furnished in writing to the other party hereto. Each Party may change its address for receipt of notice by giving notice of such change to the other Party.

If to ArQule:	ArQule , Inc.
One Wall Street
Burlington, MA 01803

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.
***Triple asterisks denote omissions.

Attention: Ron Savage
Title: Senior Director, Preclinical Development
Tel: 781-994-0300
Email: rsavage@arqule.com
Fax Number:

With a copy to Peter S. Lawrence
Email: plawrence@arqule.com

If to ARUP:	ARUP Laboratories Inc.
500 Chipeta Way, Mail code #209
Salt Lake City, UT 84108
Attention: Karen A. Heichman, PhD
Director, PharmaDx
Tel: (801) 584-5068
Fax Number: (801) 584-5207

12.7         Remedies. The rights and remedies provided to each Party in this Agreement are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

12.8         Headings. The headings and section identifiers contained in this Agreement are for convenience of reference only, shall not be deemed to be a substantive part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

12.9         Waiver. All waivers must be in writing and signed by the Party to be charged. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

12.10         Entire Agreement; Amendments. This Agreement, including the Scopes of Work hereunder, constitutes the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, communications, negotiations or understandings between the Parties with respect to the matters addressed herein. No modification of or amendment to this Agreement will be effective unless in writing and signed by all Parties.

12.11         Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or .pdf), each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

Signature Page to Follow

In Witness Whereof, the Parties have executed this Master Services Agreement as of the Effective Date.

ArQule, Inc.	ARUP Laboratories Inc.

Signed:	Signed:

/s/ Peter S. Lawrence
Peter S. Lawrence	/s/ Sherrie L. Perkins
President and Chief Operating Officer	Sherrie L. Perkins, MD, PhD

Senior Vice President

Director, Research & Development

Chief, Clinical Pathology

Signature Page to Master Services Agreement

Exhibit A

Form Scope of Work

This Scope of Work is incorporated into the Master Services Agreement dated [month] [day], [year] by and between ArQule and ARUP (for the purposes of this Scope of Work, the “Agreement”). This Scope of Work describes Services and Deliverables to be performed and provided by ARUP pursuant to the Agreement. In the event of any conflict between the Agreement and any provision of this Scope of Work, the Agreement will control unless the Parties’ intent to alter the terms of the Agreement is expressly set forth in such provision, and such alteration shall only apply to this Scope of Work and shall not be construed as an amendment to the terms of the Agreement. All capitalized terms used and not expressly defined in this Scope of Work will have the meanings given to them in the Agreement.

Approach

[DESCRIBE METHODS/PROCESSES/TASK SUMMARY of the Services – if a proposal was provided, this is most likely outlined in the proposal and can be copied here]

Deliverables

[DESCRIBE EXACTLY WHAT IT IS THAT ARQULE IS RECEIVING AS A RESULT OF THE SERVICES]

Project Results

[DESCRIBE ITEMS RESULTING FROM THE PERFORMANCE OF THE SCOPE OF WORK THAT WILL BE OWNED PURSUANT TO THE PROJECT RESULTS SECTION IN THE AGREEMENT]

Intellectual Property

Pursuant to section 6 of the Agreement, the Parties intend that the following provisions control with respect to Parties’ respective rights to intellectual property.

[DESCRIBE IP RIGHTS AND OBLIGATIONS]

[optional] Obligations of ArQule

[DESCRIBE EXACTLY WHAT, IF ANYTHING, ARQULE MUST PROVIDE SO THAT ARUP CAN SUCCESSFULLY PROVIDE SERVICES]

Project Assumptions

1)	With respect to any intellectual property license reasonably necessary for ARUP to perform the Services contemplated hereunder, such license shall be readily available and will be timely procured at ArQule’s expense.

[optional] Specifications

Points of Contact

For ArQule:

ArQule

Address

Attention:

Tel:

Email:

For ARUP:

ARUP Laboratories, Inc.

500 Chipeta Way

Salt Lake City, UT 84108

Attention: Karen A. Heichman, PhD

Director, PharmaDx

Phone: (801) 584-5068

Email: karen.heichman@aruplab.com

Budget

[DESCRIBE ENTIRELY WHAT IT IS THAT ARQULE IS AGREEING TO PAY FOR WITH RESPECT TO THE SERVICES – if a proposal was provided, this is most likely outlined in the proposal and can be copied here]

Payment Schedule

[PICK ONE OF THE THREE LISTED BELOW]

Time & Materials Basis: as invoiced by ARUP at the rates set forth below; provided, however, that ARUP will obtain ArQule’s prior written approval before providing more than [_____ dollars ($__.__)] worth of Services.

Rates:

Fixed Fee Basis: Total fee of [_____ dollars ($__.__)] payable in [_____ (__)] installments of [_____ dollars ($__.__)] each.

Milestone Fee Basis: Fees payable in accordance with the table immediately below and the development schedule of this Scope of Work.

Milestone	Fee (US$)

Term

The term of this Scope of Work will begin on ___________ and shall terminate on ____________.

ArQule, Inc.	ARUP Laboratories, Inc.

Signed:	Signed:

Name:	Name:

Title:	Title:

Dated:	Dated:

EXHIBIT 1

Supplier ***

‒
‒	*** (the “Product”)
***

***

This Product is designed for in vitro diagnostic use only. This Product is a ready-to-use reagent (i.e. "one vial solution").

Interpretation of the results must be made within the context of the patient´s clinical history with respect to further clinical and pathologic data of the patient by a qualified pathologist.

The result should be considered in the clinical context (including therapeutical decision). Thus, this Product is not in relation to a clinical therapy, and, thus, it is not a companion diagnostic.

‒	Products will be delivered with minimum shelf life mentioned in the *** Supply Agreement.